SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934





               Date of Report
               (Date of earliest
               event reported):    October 2, 1997


                                     Gehl Company
                             (Exact name of registrant as
                              specified in its charter)


   Wisconsin                           0-18110                  39-0300430
(State or other jurisdiction     (Commission File Number)  (IRS Employer
 of incorporation)                                          Identification No.)

                   143 Water Street, West Bend, Wisconsin 53095
          (Address of principal executive offices, including zip code)


                                   (414) 334-9461
                           (Registrant's telephone number)

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Item 2.                          Acquisition or Disposition of Assets

               On October 2, 1997, Gehl Company ("Gehl") acquired from Brunel Holdings, plc ("Brunel Holdings") all of the issued and outstanding shares of capital stock of Brunel America Inc. ("Brunel America"). Such purchase of capital stock and certain related transactions are referred to herein as the "Acquisition". The total cash consideration paid by Gehl at the closing of the Acquisition was $27,700,000. The purchase price paid by Gehl in the Acquisition was determined on the basis of arm's length negotiations between the parties. There is no material relationship between Brunel Holdings and Gehl or any of its affiliates, directors or officers or any of their associates.

               The Acquisition was consummated in accordance with the terms of a Stock Purchase Agreement, dated September 12, 1997 (the "Stock Purchase Agreement"), by and between Gehl and Brunel Holdings. In connection with the Acquisition, Gehl (a) acquired the Brunel America stock from Brunel Holdings for $26,700,000; and (b) entered into a five (5) year Noncompetition Agreement with Brunel Holdings pursuant to which Gehl paid to Brunel Holdings the sum of $1,000,000. The purchase price is subject to a post-closing net worth adjustment.

               To provide financing for the Acquisition, Gehl borrowed $27,700,000 under its credit facility with Deutsche Financial Services Corporation.

               In connection with the Acquisition, Gehl, through Brunel America, acquired all of the issued and outstanding shares of capital stock of the following direct and indirect subsidiaries of Brunel America: Mustang America, Inc.; Mustang Manufacturing Company, Inc.; Mustang Finance Inc.; and Mustang International, Inc. (collectively referred to as the "Mustang Subsidiaries").

               The Stock Purchase Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The brief summaries of the provisions of the Stock Purchase Agreement set forth above are qualified in their entirety by reference to the Stock Purchase Agreement filed as an exhibit hereto.

               The Mustang Subsidiaries design, manufacture and distribute skid steer loaders and related attachments. It is the intention of Gehl to continue to operate the business of the Mustang Subsidiaries at their present headquarters and manufacturing location in Owatonna, Minnesota and to conduct the business of the Mustang Subsidiaries in substantially the same manner as it had been conducted prior to the Acquisition.

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Item 7.                          Financial Statements and Exhibits.

              (a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

              It is impractical at this time to file any financial statements and pro forma financial information required to be filed pursuant to Item 7 of Form 8-K. Such financial statements and pro forma financial information that may be required will be filed as soon as practicable, but not later than 60 days from the date hereof.



              (c) Exhibits.  The following exhibits are being filed herewith:

              (2) Stock Purchase Agreement, dated as of September 12, 1997, between Gehl Company and Brunel Holdings, plc. Schedules to the Stock Purchase Agreement have not been filed herewith. Gehl agrees to furnish a copy of any omitted schedule to the Commission upon request.

              (4.1) Amendment to Amended and Restated Loan and Security
                    Agreement by and between Deutsche Financial Services Corporation, f/k/a ITT Commercial Finance Corp., Deutsche Financial Services Canada Corporation and Gehl Company and its subsidiaries, dated October 2, 1997.


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SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      GEHL COMPANY



Date:  October 16, 1997          By:

                                      William D. Gehl
                                      Chairman of the Board, President and
                                      Chief Executive Officer

                                  GEHL COMPANY



                  Exhibit Index to Current Report on form 8-K
                             Dated October 16, 1997

Exhibit
Number


(2) Stock Purchase Agreement, dated as of September 12, 1997, between Gehl Company and Brunel Holdings, plc. Schedules to the Stock Purchase Agreement have not been filed herewith. Gehl agrees to furnish a copy of any omitted schedule to the Commission upon request.

(4.1)   Amendment to Amended and Restated Loan and Security Agreement by and
between Deutsche Financial Services Corporation, f/k/a ITT Commercial Finance Corp., Deutsche Financial Services Canada Corporation and Gehl Company and its subsidiaries, dated October 2, 1997.